As filed with the Securities and Exchange Commission on October 22, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ITERUM THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	2834	98-1283148
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Block 2 Floor 3, Harcourt Centre,

Harcourt Street,

Dublin 2,

Ireland

+353 1 9038920

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corey N. Fishman

President and Chief Executive Officer

200 South Wacker Drive, Suite 2550

Chicago, Illinois 60606

(312) 778-6070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian A. Johnson Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, New York 10007 Telephone: (212) 230-8800	Robert F. Charron, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-249432

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(1)
Ordinary Shares, nominal value $0.01 per share(3)	$2,500,000	$272.75
Pre-funded Warrants to purchase Ordinary Shares(3)
Ordinary Shares issuable upon exercise of Pre-funded Warrants(3)(4)
Warrants to purchase Ordinary Shares (3)(4)(5)
Ordinary Shares issuable upon exercise of Warrants(3)(4)(5)	$1,875,000	$204.57
Placement agent warrants to purchase Ordinary Shares and Ordinary Shares issuable upon exercise thereof(6)	$218,750	$23.87
Total	$4,593,750	$501.19

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Represents only the additional number of securities being registered. Does not include the securities that the registrant previously registered on the registration statement on Form S-1, as amended (File No. 333-249432).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover an indeterminate number of additional securities that may from time to time be offered or issued to prevent dilution as a result of share splits, share dividends, dividends or other distributions, reclassifications, or similar transactions.

(3)

The proposed maximum aggregate offering price of the Ordinary Shares and Warrants will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-funded Warrants and Warrants issued in the offering, and the proposed maximum aggregate offering price of the Pre-funded Warrants and Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Ordinary Shares and Warrants issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Ordinary Shares or Pre-funded Warrants, as applicable, and Warrants is $2,500,000.

(4)	Filing fee included with the Ordinary Shares or Pre-funded Warrants, as applicable.
(5)

Pursuant to Staff Compliance and Disclosure Interpretation 240.06, equals the aggregate exercise price of the Warrants. Each Warrant offered with an Ordinary Share or Pre-funded Warrant, as applicable, is a Warrant to purchase 0.75 of an Ordinary Share.

(6)

Represents warrants issuable to H.C. Wainwright & Co., LLC, or its designees, to purchase a number of Ordinary Shares equal to 7.0% of the aggregate number of Ordinary Shares and Pre-funded Warrants being offered at an exercise price equal to 125% of the combined public offering price per Ordinary Share and Warrant.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of (i) additional ordinary shares, nominal value $0.01 per share (each an “Ordinary Share”), together with a warrant to purchase 0.75 of an Ordinary Share (each a “Warrant”), (ii) additional pre-funded warrants to purchase one Ordinary Share (each a “Pre-funded Warrant”), together with a Warrant and (iii) additional placement agent warrants to purchase 7.0% of the aggregate number of Ordinary Shares and Pre-funded Warrants being offered (each a “Placement Agent Warrant”), of Iterum Therapeutics plc, an Irish public limited company, as set forth in the Registration Statement and the prospectus contained therein, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-249432), which was declared effective by the Securities and Exchange Commission (the “Commission”) on October 22, 2020, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

The registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on October 23, 2020); (ii) it will not revoke such instruction; and (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit No.	Description of Document	Filed with this Registration Statement	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File Number

5.1	Opinion of A&L Goodbody	X

5.2	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP	X

23.1	Consent of KPMG, Independent Registered Public Accounting Firm	X

23.2	Consent of A&L Goodbody (included in Exhibit 5.1)	X

23.3	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.2)	X

24.1	Power of Attorney		S-1 (Exhibit 24.1)	October 9, 2020	333-249432

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 22, 2020.

ITERUM THERAPEUTICS PLC

Date: October 22, 2020	By:	/s/ Corey N. Fishman
Name: Corey N. Fishman
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Corey N. Fishman	Chief Executive Officer and Director (Principal Executive Officer)	October 22, 2020
Corey N. Fishman

/s/ Judith M. Matthews	Chief Financial Officer (Principal Financial and Accounting Officer)	October 22, 2020
Judith M. Matthews

*	Interim Chairman of the Board of Directors	October 22, 2020
Brenton K. Ahrens

*	Director	October 22, 2020
Mark Chin

*	Director	October 22, 2020
Patrick J. Heron

*	Director	October 22, 2020
Ronald M. Hunt

*	Director	October 22, 2020
David G. Kelly

*	Director	October 22, 2020
Shahzad Malik, M.D.

*By:	/s/ Corey N. Fishman
Corey N. Fishman
Attorney-in-fact